Exhibit 99.1

Descrypto Holdings’ Subsidiary OpenLocker to Launch the Gatorverse to Empower University of Florida Student-Athletes to Engage with Fans through Innovative Collectibles

West Palm Beach, Florida August 9, 2022 - OpenLocker, Inc, a subsidiary of DesCrypto Holdings Inc., (“Descrypto” or the “Company” OTC: DSRO) is excited to announce the launch of Gatorverse, an exclusive community dedicated to connecting University of Florida Gators fans and student- athletes. The Gatorverse collection will be released in September on OpenLocker’s fan friendly platform that utilizes blockchain technology to power fan engagement. Male and female athletes in all sports will have the opportunity to share the profits from sales of their digital and physical collectibles featuring their Name, Image and Likeness (NIL). Digital collectibles will provide proof of ownership and access to the club along with next level utility and experiences for University of Florida alumni, staff, students, and fans.

OpenLocker connects the digital and the physical world by offering real world utility and delivering a physical token of ownership to fans who purchase a digital collectible on its platform. The limited edition platinum cards are wallet-sized, metal collectible cards that are hand-signed by the athlete and feature the digital art on one side and QR code on the back which directs to the digital viewer. Gatorverse members will also receive a randomly generated and authenticated Gatorverse avatar with a unique combination of traits, or picture for proof (PFP). Once claimed, the PFP functions as a digital key for members to access VIP events and receive rewards from local, regional and national retailers.

OpenLocker’s fan friendly platform removes obstacles to the adoption of digital collectibles by accepting both fiat and cryptocurrency as well as minimizing the steps required to set up a digital wallet to store tokens. The company successfully demonstrated how to use blockchain technology to monetize college NIL with the release of the Bone Yard Huskzy Club NFT Collection featuring the entire men’s basketball team at the University of Connecticut. OpenLocker plans to include athletes in a variety of University of Florida sports programs, including men’s and women’s basketball, football, baseball, softball, gymnastics and soccer. By entering into an NIL agreement with OpenLocker, athletes will be able to offer fans personalized collectibles, gear and experiences.

Brian Klatsky, founder of OpenLocker, said “We look forward to offering fans access to their favorite Gators student-athletes with innovative digital collectibles. Our goal is to work with all athletes, teams and collectives. The University of Florida has over 450,000 Alumni in every state and in more than 150 Countries. There are currently over 50,000 students enrolled at UF. This is a tremendous, highly engaged group for us to target. We look forward to rolling out a robust rewards program and member experience for the ravenous Gators fanbase.”

To learn more about the Gatorverse and sign up for early access, visit: gatorverse.io

About Descrypto Holdings, Inc.

Descrypto is a holding company focused on acquiring businesses in the sports and entertainment industry that utilize blockchain technology to enhance athletes, teams and fan’s experiences to achieve further mutual engagement and monetization opportunities. Through its subsidiary, OpenLocker, Descrypto is connecting fans and athletes with innovative digital collectibles powered by Non-Fungible Tokens (NFT’S) and through OpenStable, which is part of the OpenLocker vertical, Descrypto is creating thoroughbred racing digital collectibles to help grow the next generation of fans.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward- looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward- looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

For more information visit: www.descrypto.io.

Investor Contact

Howard Gostfrand, CEO

305-351-9195

hgostfrand@descrypto.io